Confidential Treatment
Requested

Exhibit 10.23

PATENT LICENSE AGREEMENT

This Agreement is made as of June 26, 2003 by and between:

AVON PRODUCTS, INC., a corporation in good standing, organized and existing under the laws of the State of New York, having a principal office at 1345 Avenue of the Americas, New York, New York 10105, and its Affiliates (hereinafter collectively called “AVON”); and

OBAGI MEDICAL PRODUCTS, INC., a corporation in good standing, organized and existing under the laws of the State of Delaware, having a principal office at 310 Golden Shore, Ste 100, Long Beach, California, and its Affiliates (hereinafter collectively called “OMP”).

WITNESSETH

WHEREAS, AVON represents that it owns and has the right to license certain patents which claim products and methods utilizing ascorbic acid; and

WHEREAS, OMP has developed and continues to develop skin care products, particularly facial peels; and

WHEREAS, OMP wishes to acquire a license from AVON for use in or associated with OMP’s current and future commercial activities relating to the sale of products containing ascorbic acid on the terms set forth herein;

NOW, THEREFORE, the parties hereby mutually agree as follows:

ARTICLE I - DEFINITIONS

Wherever used in this Agreement, unless otherwise clearly indicated in the context, the following terms shall have the meaning indicated below:

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1.                          “Affiliate” means any corporation or other legal business entity now or hereafter controlling, controlled by or under common control with a party to this Agreement. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the managing policies of an entity due to the ownership of voting securities or voting rights, by contract or otherwise.

2.                          “Effective Date” means the date written on the first line of this Agreement.

3.                          “Medical Spa” means a spa affiliated with a licensed physician, at which Rx products are sold.

4.                          “Net Sales” means the gross amount at which Products (as defined hereafter) are sold or invoiced by OMP, less trade, quantity or cash discounts, return credits and allowances actually given.

5.                          “Licensed Patents” means U.S. Patent Nos. 6,299,889; 5,703,122; 5,516,793 and 4,983,382 and all continuations, continuations-in-part, extensions, divisionals, substitutes, replacements, reexaminations and reissues and counterparts thereof in any and every country of the world, any claim of which would be infringed by Products manufactured, used, sold, offered for sale or distributed by OMP after the Effective Date, absent this Agreement.

6.                          “Products” means skin care products containing an ascorbic acid component limited to Vitamin C and which fall within the scope of any claim of the Licensed Patents. Foot care products are excluded from the scope of skin care products.

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ARTICLE II - LICENSE GRANT

1.                          For the Term of this Agreement, as defined in Article V herein, AVON hereby grants to OMP upon the terms and conditions set forth in this Agreement: (a) an exclusive, worldwide, payment-bearing license under the Licensed Patents, without the right to sublicense, to allow OMP to make, have made, use, sell, offer for sale and distribute Products directly to physicians and Medical Spas for sale to and/or use by consumers; and (b) a non-exclusive, payment-bearing license under the Licensed Patents, without the right to sublicense, to allow OMP, or its authorized distributors acting on OMP’s behalf, to make, have made, use, sell, offer for sale and distribute Products directly to drug stores outside the United States only for sale to and/or use by consumers, Without limiting the scope of the exclusive grant set forth in subparagraph (a) of this Article II, Paragraph 1, it is understood and agreed that all Products sold to and/or used by consumers, as set forth in this Article II, Paragraph 1, shall at all times be marketed to such consumers under the “Obagi” or other trademark owned by OMP.

2.                          In the event OMP shall make or contribute to any invention or improvement which is (a) within the scope of any Licensed Patent, or (b) conceived and/or made based upon and as a result of (i) the disclosure by Avon of its Confidential Information (as hereinafter defined) or (ii) the use of the patented technology of the Licensed Patents ((a) and (b) collectively referred to as “Improvements”), OMP shall promptly disclose such Improvements to AVON in writing, and assign to AVON its full worldwide right, title and interest in and to such Improvements, including without limitation the right for AVON to apply for patents on such Improvements in its own

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name, and AVON shall grant and hereby does grant OMP (c) a non-transferable, non-sublicenseable, payment-free license commensurate in scope with the exclusivities, business channels and territories set forth in Article II, paragraph 1 above to practice, during the Term of this Agreement, Improvements within the scope of the Licensed Patents solely to make, have made, use, sell, offer for sale and distribute Products, and (d) a perpetual, non-exclusive, non-transferable, non-sublicensable, payment-free license in the business channels and territories set forth in Article II, paragraph 1 above to practice Improvements outside the scope of the Licensed Patents. OMP agrees to take such further actions as may be reasonably requested by AVON, at AVON’S expense, including without limitation signing patent application and assignment documents prepared by AVON, in order to vest in AVON ownership of such Improvements.

3.                          No license is granted to OMP for the manufacture, use, sale, offer for sale or distribution of any product or service covered by the Licensed Patents other than the Products expressly defined herein and expressly in the business channels and territories described in Article II, paragraph 1 above.

4.                          OMP shall use its best commercial efforts to manufacture, distribute and sell the Products no later than March 1, 2004. OMP shall mark all Products it sells and/or distributes with the patent numbers of the Licensed Patents.

5.                          Notwithstanding anything contained in this Agreement to the contrary, AVON and OMP understand and agree that this Agreement shall not in any way restrict or exclude AVON from making, using, selling, offering for sale or distributing any products in any business channel anywhere in the world. AVON agrees to provide three

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(3) months notice to OMP in advance of the introduction for sale of any Product within the business channels and territories set forth in Article II, paragraph 1 above.

ARTICLE III - PAYMENTS

1.                          In consideration of the licenses herein granted, OMP shall pay to AVON the following sums:

(a)                     a non-refundable license issue fee of Four Hundred Thousand Dollars ($400,000) payable in three (3) installments as follows:

(i) [***] Dollars [***] within ten (10) days of the Effective Date of this Agreement;

(ii) [***] Dollars [***] within one year from the Effective Date of this Agreement; and

(iii) [***] Dollars [***] within two years from the Effective Date of this Agreement; and

(b)                    Throughout the Term of this Agreement, (i) a royalty of [***] percent of Net Sales of Products sold in a territory covered by one or more of the Licensed Patents; and (ii) a royalty of [***] percent [***] of Net Sales of Products manufactured in a territory covered by one or more of the Licensed Patents but sold in a territory not covered by one or more of the Licensed Patents. Royalties paid by OMP shall be non-refundable.

2.                          Royalties provided for in this Agreement, when overdue, shall bear interest at a rate per annum equal to          percent [***] in excess of the “prime rate”

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published by “The Wall Street Journal” at the time such payment is due, and for the time period until payment is received by AVON.

3.                          In the event of a renewal of the Term of this Agreement, as set forth in Article V, paragraph I herein, a non-refundable annual renewal fee of one hundred thousand Dollars $100,000 shall be due and payable on the date of each such annual renewal.

ARTICLE IV - ACCOUNTING PROVISIONS

1.                          OMP shall keep or cause to be kept, in accordance with generally accepted accounting principles, books, records and accounts covering its operations applicable to this Agreement and containing all information necessary for the accurate determination of amounts payable hereunder. OMP also agrees to permit, at AVON’s expense, a certified public accountant to examine, no more than twice per year, and during regular business hours, such books, records and accounts as may be necessary to determine the completeness and accuracy of accounting reports required to be made hereunder. If a discrepancy of more than [***] percent [***] is found, such examination shall be at the expense of OMP.

2.                          Within thirty (30) days after the end of each calendar quarter, any part of which is within the Term of this Agreement. OMP shall deliver to AVON a report in writing, certified by an officer of OMP, setting forth in reasonable detail the number of Products sold by OMP and the gross sales and Net Sales of Products during such calendar quarter. Such report shall be made whether or not OMP has sold Products during such quarter. Each such quarterly report shall be accompanied with payment of royalty due, if

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any, to AVON in respect of OMP’s activities during the period for which such report is made. OMP, at AVON’s request, shall also provide to AVON an annual summary within forty-five (45) days after the completion of each of OMP’s fiscal years, prepared by such accounting firm which at the time shall be used by OMP as its auditors, attesting to the number of Products sold by OMP and the gross sales and Net Sales of Products in that fiscal year.

3.                          Whenever for the purpose of calculating royalties, conversion from any foreign currency shall be required (due to sales of Products outside the U.S.), such conversion shall be made based upon the daily average rate applicable to the period that such sales of Products were made, based upon exchange rates published in the Wall Street Journal on the date the conversion occurs. All payments shall be based on Net Sales of Products by OMP and may be made directly from OMP to an account designated by AVON in the U.S.

ARTICLE V - TERM AND TERMINATION

1.                          As used in this Agreement, the “Term of this Agreement” shall initially mean a period of three (3) years from the Effective Date. OMP shall have the option, until the last to expire of the Licensed Patents, and provided that the Agreement is in full force and effect, to renew the Agreement on an annual basis, upon payment to AVON of the annual renewal fee set forth in Article III, paragraph 3 not less than ninety (90) days before the end of such three (3) year period and each annual renewal period. Any such renewal period shall be included in the definition of the “Term of this Agreement.”

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2.                          If OMP shall become bankrupt or become insolvent, or files a petition for bankruptcy, and/or if the business of OMP shall be placed in the hands of a receiver, assignee or trustee from which OMP cannot extract itself within 120 days, and/or OMP shall be liquidated or dissolved, and/or all or substantially all of the assets or shares of OMP shall be sold, exchanged or transferred, and/or in the event of a merger or consolidation to which OMP is a party and to which Avon reasonably objects, whether by the voluntary act of OMP or otherwise, this Agreement shall immediately terminate without notice.

3.                          Either party, at its option, may terminate this Agreement if the other party defaults in the performance of any obligation hereunder and such default has not been remedied within forty-five (45) days after written notice to the defaulting party describing the default.

4.                          In the event of any termination of this Agreement, OMP shall have no further rights in, and shall cease practicing, the Licensed Patents and Improvements within the scope of the Licensed Patents, and all non-refundable fees owed and royalties accrued shall become immediately due and payable.

ARTICLE VI - INFRINGEMENT

In the event that either party becomes aware of any actual or suspected infringement of any Licensed Patent by a third party as a result of the manufacture, sale, distribution, offer for sale or use of any Product in any business channel and territory covered by Article II, paragraph 1 of this Agreement, it shall promptly notify the other party in writing. AVON shall have the sole initial right, in its sole discretion, to bring

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and prosecute suit against such third party, and OMP shall cooperate, at AVON’s sole expense, in any such suit. Except to the extent provided for herein, all expenses of such suit shall be borne by, and any recovery obtained or awarded shall belong to, AVON. After AVON has recovered all of its attorneys’ fees, court costs and damages for infringing sales made by such third party (calculated using the royalty rate set forth in Article III herein), AVON shall pay to OMP out of such remaining, if any, recovery or award, all of OMP’s damages as a result of the infringement by such third party. Notwithstanding the foregoing, AVON shall not be required to pay to OMP any amount above such remaining, if any, recovery or award. In the event that AVON elects not to bring suit against such third party within three (3) months after learning of the actual or suspected infringement, and diligently prosecute such suit thereafter, OMP may, at OMP’s sole expense, and with AVON’s reasonable approval, bring suit against such third party and join AVON as a co-plaintiff. AVON agrees to cooperate with OMP in the prosecution of such suit at no cost or expense to AVON. OMP shall bear the full cost and expense of such suit, including enforcing and defending the Licensed Patents, and shall be entitled to retain recovery from such suit, provided that, after OMP has recovered all of its attorney’s fees and court costs, OMP shall first pay to AVON all the royalties due for sales of the infringing products at the royalty rate set forth in Article III herein. OMP shall not settle such suit in any way that shall affect the rights of AVON or the scope, validity or any other aspect of the Licensed Patents.

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ARTICLE VII - INDEMNIFICATION

1.                          AVON assumes no liabilities or responsibilities to OMP with respect to any attorneys’ fees or other defense costs incurred by OMP or any actual or consequential damages incurred by OMP as a result of any claims, demands, actions, suits or prosecutions made or alleged against OMP by any person, firm or corporation claiming infringement of the intellectual property rights of any third party.

2.                          AVON MAKES NO WARRANTIES, EXPRESS OR IMPLIED, OF ANY KIND, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE WITH REGARD TO THE PRODUCTS OR THE LICENSED PATENTS OR ANY IMPROVEMENTS THERETO. AVON does not assume any liabilities or responsibilities to OMP, its employees, officers, directors, agents, customers, successors or assigns with respect to any attorneys’ fees or other defense costs incurred by OMP, its employees, officers, directors, agents, customers, successors or assigns or any damages or losses incurred by OMP, its employees, officers, directors, agents, customers, successors or assigns as a result of any claims, demands, actions, suits or prosecutions made or alleged against OMP, its employees, officers, directors, agents, customers, successors or assigns by any person, firm or corporation claiming in particular, but not limited to, personal injury or property damage caused by the Products or the manufacture, sale, use or distribution thereof.

3.                          OMP agrees to indemnify and hold harmless AVON, its employees, officers, directors, agents, successors and assigns from all reasonable attorneys’ fees and

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other defense costs and all actual and consequential damages that may be incurred as a result of all claims, demands, actions, suits or prosecutions arising out of or in connection with (i) any breach or alleged breach of any of OMP’s obligations or representations contained in this Agreement; (ii) any Products manufactured, sold, offered for sale or distributed by or on behalf of OMP commencing as of the Effective Date, and (iii) any use of the subject matter embodied in Licensed Patents or Improvements by or on behalf of OMP commencing as of the Effective Date. In any action or suit arising out of or in connection with any breach or alleged breach of either party’s obligations, representations or warranties under this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and court costs.

ARTICLE VIII - CONFIDENTIALITY

OMP and AVON acknowledge that in connection with the matters governed by this Agreement, they may receive or may obtain, or have received, or have obtained, access to confidential and/or proprietary information of each other, including without limitation confidential and/or proprietary information concerning inventions, trade secrets, know-how, methods, processes, techniques, technologies, other technical, business and operational information related to the their businesses, and information embodied in or relating to the Licensed Patents (collectively, the “Confidential Information”). Except as otherwise provided herein, Confidential Information shall remain the exclusive property of the disclosing party, and neither party may use or disclose any Confidential Information of the other party to any third party. OMP and AVON agree to instruct their employees to keep confidential all received Confidential

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Information and to implement and enforce such security measures for the protection of all received Confidential Information as are reasonably requested by the disclosing party. The parties agree that the following information is not Confidential Information within the meaning of this Agreement: 1) information that was in the public domain at the time of disclosure; 2) information that later became part of the public domain through no act or omission of the receiving party, its employees, agents successors or assigns; 3) information that was lawfully disclosed to the receiving party by a third party having the right to disclose it; 4) information that was already known by the receiving party, from other than the disclosing party, at the time such information was disclosed in writing by the disclosing party, as evidenced by adequate documentation provided to the disclosing party within thirty (30) days of such disclosure; or 5) information that was independently developed by the receiving party, as evidenced by adequate documentation provided to the disclosing party. If the receiving party becomes aware that any Confidential Information may be required to be disclosed by law or by a court order, the receiving party shall promptly notify the disclosing party and cooperate with the disclosing party in the event that the disclosing party attempts to seek a protective order.

ARTICLE IX - GENERAL PROVISIONS

1.                          This Agreement will be governed by and interpreted in accordance with the laws of the State of New York, USA, without giving effect to any conflict of laws provisions. Each of the parties hereto irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and the United States

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of America in each case located in New York County, New York for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby.

2.                          Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by OMP without the prior written consent of AVON (which consent shall not be unreasonably withheld), provided that assignment shall not relieve OMP of any liabilities accrued hereunder prior to such assignment. This Agreement shall be binding upon and inure to the benefit of AVON and OMP and their respective successors, assigns, and transferees of assets as permitted in accordance with this Article IX, paragraph 2.

3.                          If any provision of this Agreement shall be deemed ineffective or invalid, the remaining provisions hereof shall not be affected thereby and shall continue to be in full force and effect.

4.                          Any notices required or permitted to be given hereunder shall be in writing and shall be sent by prepaid registered mail, return receipt requested, or by facsimile transmission with a confirmation copy simultaneously sent by first class mail, to the following addresses or to such addresses as the parties may communicate to each other according to the provisions herein. All notices shall be deemed to have been served one (1) day after confirmed facsimile transmission, or upon actual receipt of registered mail.

TO AVON:	AVON PRODUCTS, INC. 1345 Avenue of the Americas New York, NY 10105
Attention: Gilbert L. Klemann II, Esq.
Senior Vice President and General Counsel

With a copy to:	AVON PRODUCTS, INC. Avon Place

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Suffern, NY 10901
Attention: Janice J. Teal, Ph.D.
Group Vice President and Chief Scientific Officer

TO OMP:	OMP, INC.
310 Golden Shore Dr., Ste 120 Long Beach, CA 90802 Attn: Curtis Cluff
SVP and Chief Financial Officer

5.                          Except as may be required by law, the terms and conditions of this Agreement shall not be disclosed, publicized or otherwise communicated by AVON or OMP to third parties, except to any purchaser to whom assignment is permitted; provided, however, that such disclosure be made pursuant to a non-disclosure agreement.

6.                          This Agreement embodies and constitutes the entire agreement, and supersedes any and all prior agreements, understandings and arrangements, oral or written, between the parties hereto relating to the subject matter hereof.

7.                          Each party warrants to the other that they have the authority to enter into this Agreement and that the individual signing this Agreement has full authority to execute this Agreement on behalf of the party for which they sign, and that, when executed, this Agreement shall be valid, binding and legally enforceable against each of the parties. However, no portion of this Agreement shall become effective until all parties have executed this Agreement.

8.                          This Agreement may be executed in two or more counterparts, each of which shall constitute an original.

9.                          This Agreement may not be amended or modified, except by a written amendment, signed by the parties hereto, which expressly states that it is intended to be

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an amendment to this Agreement. No other writing, irrespective of its content, and no course of conduct shall act as an amendment or modification of this Agreement.

10.                    No failure or delay of either party to this Agreement to enforce or exercise a right under any one or more of the provisions of this Agreement shall be construed to be a waiver of such provision. Nor shall any single or partial exercise of any right or power under this Agreement preclude any further exercise of any other right or power. The waiver of any one provision herein shall not be deemed to be a waiver of any other provision herein.

11.                    Except as specifically provided herein, nothing herein shall be construed as granting to either party hereto, by implication, estoppel or otherwise, any right, title or interest in or to, or any license under, any patent or patent application, now or subsequently owned by the other party or its designee.

12.                    Except as set forth in Article II, paragraph 4 herein, OMP shall not publicize, commercially or otherwise, positively or negatively, any association, relation or comparison between its Products and AVON or the products of AVON.

13.                    The terms and conditions of Article II, paragraph 2; Article III, Paragraph 2; Article IV, paragraph 2; Article V, paragraph 4; Article VII, paragraph 3; Article VIII; and Article IX shall survive the expiration or termination of this Agreement for any reason.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate originals by their respective duly authorized representatives.

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AVON PRODUCTS, INC.		OBAGI MEDICAL PRODUCTS, INC.

By:	/s/ Janice J. Teal	By:	/s/ Austin McNamara

Printed Name:	Janice J. Teal	Printed Name:	Austin McNamara

Title:	GVP Research & Dev—Avon	Title:	CEO
	6/26/03		6/24/03

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